Exhibit 99.1

PerkinElmer Announces Financial Results for the Third Quarter of 2016

  GAAP Revenue of $548 million versus $563 million in the comparable prior period
  GAAP earnings per share from continuing operations of $0.52; Adjusted earnings per share of $0.68
  GAAP operating profit margin of 14.8%; Adjusted operating profit margin of 18.9%
  GAAP gross margin expands 240 basis points; Adjusted gross margin expands 170 basis points

WALTHAM, Mass.--(BUSINESS WIRE)--November 7, 2016--PerkinElmer, Inc. (NYSE: PKI), a global leader committed to innovating for a healthier world, today reported financial results for the third quarter ended October 2, 2016.

The Company reported GAAP earnings per share from continuing operations of $0.52, as compared to $0.48 in the third quarter of 2015. GAAP revenue in the third quarter of 2016 was $548.1 million, as compared to $563.4 million in the comparable period of 2015. GAAP operating income from continuing operations for the third quarter of 2016 was $81.2 million, as compared to $75.9 million in the third quarter of 2015. Operating profit margin was 14.8% as a percentage of revenue, as compared to 13.5% for the same period a year ago.

Adjusted earnings per share was $0.68, as compared to $0.60 in the third quarter of 2015. Adjusted revenue for the quarter was $548.2 million, as compared to $563.6 million in the third quarter of 2015. Adjusted operating income for the third quarter of 2016 was $103.9 million, as compared to $95.7 million for the same period a year ago. Adjusted operating profit margin was 18.9% as a percentage of adjusted revenue, as compared to 17.0% for the same period a year ago. Adjustments for the Company's non-GAAP financial measures have been noted in the attached reconciliations.

“During the third quarter we continued to drive solid operational improvements across the Company resulting in strong margin expansion and EPS growth, however our top line performance was disappointing as our capital intensive businesses experienced challenging market conditions,” said Robert Friel, chairman and chief executive officer of PerkinElmer. “We believe the strong profit performance this quarter and year-to-date validates the steps we are taking to rebalance the portfolio and the recent realignment of our operating segments into Diagnostics and Discovery & Analytical Solutions will help us accelerate that transition.”

Cash Flow

For the first nine months of 2016, GAAP operating cash flow from continuing operations was $198.9 million, as compared to $161.9 million in the comparable period of 2015.

Financial Overview by Reporting Segment for the Third Quarter of 2016

Human Health

  Revenue of $338.2 million, as compared to $343.6 million for the third quarter of 2015 representing revenue decline of 2%. Organic revenue growth was flat, impacted by the extra week in the comparable prior period.
  Operating income of $64.6 million, as compared to operating income of $63.1 million for the same period a year ago.

Environmental Health

  Revenue of $209.8 million, as compared to $219.8 million for the third quarter of 2015 representing revenue decline of 5%. Organic revenue declined 5% due to softer capital equipment end markets.
  Operating income of $27.7 million, as compared to operating income of $22.8 million for the same period a year ago.

Updated Financial Guidance – Full Year 2016

For the full year 2016, the Company is narrowing its previous guidance of GAAP earnings per share from continuing operations to a new range of $2.24 to $2.26 and on a non-GAAP basis, which is expected to include the adjustments noted in the attached reconciliation, adjusted earnings per share of $2.75 to $2.77.

Conference Call Information

The Company will discuss its third quarter results and its outlook for business trends in a conference call on November 7, 2016 at 5:00 p.m. Eastern Time. To access the call, please dial (541) 797-2422 prior to the scheduled conference call time and provide the access code 85694495.

A live audio webcast of the call will be available on the Investor section of the Company’s Web site, www.perkinelmer.com. Please go to the site at least 15 minutes prior to the call in order to register, download, and install any necessary software. An archived version of the webcast will be posted on the Company’s Web site for a two week period beginning approximately two hours after the call.

Use of Non-GAAP Financial Measures

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings announcement also contains non-GAAP financial measures. The reasons that we use these measures, a reconciliation of these measures to the most directly comparable GAAP measures, and other information relating to these measures are included below following our GAAP financial statements.

Factors Affecting Future Performance

This press release contains "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements relating to estimates and projections of future earnings per share, cash flow and revenue growth and other financial results, developments relating to our customers and end-markets, and plans concerning business development opportunities and divestitures. Words such as "believes," "intends," "anticipates," "plans," "expects," "projects," "forecasts," "will" and similar expressions, and references to guidance, are intended to identify forward-looking statements. Such statements are based on management's current assumptions and expectations and no assurances can be given that our assumptions or expectations will prove to be correct. A number of important risk factors could cause actual results to differ materially from the results described, implied or projected in any forward-looking statements. These factors include, without limitation: (1) markets into which we sell our products declining or not growing as anticipated; (2) fluctuations in the global economic and political environments; (3) our failure to introduce new products in a timely manner; (4) our ability to execute acquisitions and license technologies, or to successfully integrate acquired businesses and licensed technologies into our existing business or to make them profitable, or successfully divest businesses; (5) our failure to adequately protect our intellectual property; (6) the loss of any of our licenses or licensed rights; (7) our ability to compete effectively; (8) fluctuation in our quarterly operating results and our ability to adjust our operations to address unexpected changes; (9) significant disruption in third-party package delivery and import/export services or significant increases in prices for those services; (10) disruptions in the supply of raw materials and supplies; (11) the manufacture and sale of products exposing us to product liability claims; (12) our failure to maintain compliance with applicable government regulations; (13) regulatory changes; (14) our failure to comply with healthcare industry regulations; (15) economic, political and other risks associated with foreign operations; (16) our ability to retain key personnel; (17) significant disruption in our information technology systems; (18) our ability to obtain future financing; (19) restrictions in our credit agreements; (20) the approval of the Brexit Referendum in the United Kingdom; (21) our ability to realize the full value of our intangible assets; (22) significant fluctuations in our stock price; (23) reduction or elimination of dividends on our common stock; and (24) other factors which we describe under the caption "Risk Factors" in our most recent quarterly report on Form 10-Q and in our other filings with the Securities and Exchange Commission. We disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

About PerkinElmer

PerkinElmer, Inc. is a global leader committed to innovating for a healthier world. The Company reported revenue of approximately $2.3 billion in 2015, has about 8,000 employees serving customers in more than 150 countries, and is a component of the S&P 500 Index. Additional information is available through 1-877-PKI-NYSE, or at www.perkinelmer.com.

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED INCOME STATEMENTS

	Three Months Ended		Nine Months Ended
(In thousands, except per share data)	October 2, 2016	October 4, 2015	October 2, 2016	October 4, 2015

Revenue	$548,054	$563,436	$1,659,405	$1,654,243

Cost of revenue	287,255	308,833	$883,226	$911,754
Selling, general and administrative expenses	145,793	147,728	447,332	440,343
Research and development expenses	33,175	31,095	101,967	95,898
Restructuring and contract termination charges, net	603	(118)	5,692	4,838

Operating income from continuing operations	81,228	75,898	221,188	201,410

Interest income	(124)	(147)	(361)	(488)
Interest expense	10,998	9,874	30,778	28,564
Gain on disposition of businesses and assets, net	-	-	(5,562)	-
Other expense, net	389	2,217	2,887	4,132

Income from continuing operations, before income taxes	69,965	63,954	193,446	169,202

Provision for income taxes	12,216	9,057	26,970	24,998

Income from continuing operations	57,749	54,897	166,476	144,204

Gain from discontinued operations, before income taxes	-	8	-	6
Gain (loss) on disposition of discontinued operations, before income taxes	630	(3)	619	(26)
Provision for (benefit from) income taxes on discontinued operations and dispositions	252	39	(2,355)	13

Gain (loss) from discontinued operations and dispositions	378	(34)	2,974	(33)

Net income	$58,127	$54,863	$169,450	$144,171

Diluted earnings per share:
Income from continuing operations	$0.52	$0.48	$1.51	$1.27

Gain (loss) from discontinued operations and dispositions	0.00	(0.00)	0.03	(0.00)

Net income	$0.53	$0.48	$1.54	$1.27

Weighted average diluted shares of common stock outstanding	110,078	113,422	110,372	113,565

ABOVE PREPARED IN ACCORDANCE WITH GAAP

Additional Supplemental Information (1):
(per share, continuing operations)

GAAP EPS from continuing operations	$0.52	$0.48	$1.51	$1.27
Amortization of intangible assets	0.16	0.17	0.50	0.52
Purchase accounting adjustments	0.04	0.01	0.10	0.07
Acquisition and divestiture-related expenses	0.00	0.00	0.01	0.00
Disposition of businesses	-	-	(0.05)	-
Mark to market on postretirement benefits	-	-	(0.00)	0.01
Restructuring and contract termination charges	0.01	(0.00)	0.05	0.04
Tax on above items	(0.05)	(0.06)	(0.22)	(0.22)
Adjusted EPS	$0.68	$0.60	$1.90	$1.70

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
REVENUE AND OPERATING INCOME (LOSS)

		Three Months Ended		Nine Months Ended
(In thousands, except percentages)		October 2, 2016	October 4, 2015	October 2, 2016	October 4, 2015

Human Health	Reported revenue	$338,241	$343,636	$1,024,160	$1,011,177
	Purchase accounting adjustments	176	164	527	628
	Adjusted Revenue	338,417	343,800	1,024,687	1,011,805

	Reported operating income from continued operations	64,562	63,147	176,881	179,560
	OP%	19.1%	18.4%	17.3%	17.8%
	Amortization of intangible assets	13,699	15,298	41,145	46,041
	Purchase accounting adjustments	4,258	195	10,295	720
	Acquisition and divestiture-related expenses	447	74	872	283
	Restructuring and contract termination charges, net	393	184	4,704	2,004
	Adjusted operating income	83,359	78,898	233,897	228,608
	Adjusted OP%	24.6%	22.9%	22.8%	22.6%

Environmental Health	Reported revenue	209,813	219,800	635,245	643,066
	Purchase accounting adjustments	-	-	-	-
	Adjusted Revenue	209,813	219,800	635,245	643,066

	Reported operating income from continued operations	27,662	22,838	78,855	53,606
	OP%	13.2%	10.4%	12.4%	8.3%
	Amortization of intangible assets	3,641	3,551	14,127	12,499
	Purchase accounting adjustments	-	808	398	7,275
	Acquisition and divestiture-related expenses	-	19	102	235
	Restructuring and contract termination charges, net	210	(302)	988	2,834
	Adjusted operating income	31,513	26,914	94,470	76,449
	Adjusted OP%	15.0%	12.2%	14.9%	11.9%

Corporate	Reported operating (loss)	(10,996)	(10,087)	(34,548)	(31,756)
	Mark to market on postretirement benefits	-	-	(3)	1,066
	Adjusted operating loss	(10,996)	(10,087)	(34,551)	(30,690)

Continuing Operations	Reported revenue	$548,054	$563,436	$1,659,405	$1,654,243
	Purchase accounting adjustments	176	164	527	628
	Adjusted Revenue	548,230	563,600	1,659,932	1,654,871

	Reported operating income from continued operations	81,228	75,898	221,188	201,410
	OP%	14.8%	13.5%	13.3%	12.2%
	Amortization of intangible assets	17,340	18,849	55,272	58,540
	Purchase accounting adjustments	4,258	1,003	10,693	7,995
	Acquisition and divestiture-related expenses	447	93	974	518
	Mark to market on postretirement benefits	-	-	(3)	1,066
	Restructuring and contract termination charges, net	603	(118)	5,692	4,838
	Adjusted operating income	$103,876	$95,725	$293,816	$274,367
	Adjusted OP%	18.9%	17.0%	17.7%	16.6%

REPORTED REVENUE AND REPORTED OPERATING INCOME (LOSS) PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)	October 2, 2016	January 3, 2016

Current assets:
Cash and cash equivalents	$311,663	$237,932
Accounts receivable, net	443,275	439,015
Inventories, net	306,041	288,028
Other current assets	92,587	68,186
Total current assets	1,153,566	1,033,161

Property, plant and equipment:
At cost	525,396	494,956
Accumulated depreciation	(350,170)	(327,927)
Property, plant and equipment, net	175,226	167,029
Marketable securities and investments	1,539	1,586
Intangible assets, net	452,458	490,811
Goodwill	2,313,900	2,276,149
Other assets, net	207,867	197,559
Total assets	$4,304,556	$4,166,295

Current liabilities:
Current portion of long-term debt	$1,160	$1,123
Accounts payable	162,321	152,726
Short-term accrued restructuring and contract termination charges	9,133	17,090
Accrued expenses and other current liabilities	373,207	388,446
Current liabilities of discontinued operations	2,170	2,100
Total current liabilities	547,991	561,485

Long-term debt	1,131,925	1,011,762
Long-term liabilities	489,218	482,607
Total liabilities	2,169,134	2,055,854

Total stockholders' equity	2,135,422	2,110,441
Total liabilities and stockholders' equity	$4,304,556	$4,166,295

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended		Nine Months Ended
	October 2, 2016	October 4, 2015	October 2, 2016	October 4, 2015
(In thousands)

Operating activities:
Net income	$58,127	$54,863	$169,450	$144,171
(Gain on) loss from discontinued operations, net of income taxes	(378)	34	(2,974)	33
Income from continuing operations	57,749	54,897	166,476	144,204
Adjustments to reconcile income from continuing operations
to net cash provided by continuing operations:
Restructuring and contract termination charges, net	603	(118)	5,692	4,838
Depreciation and amortization	25,891	27,164	79,287	83,757
Stock-based compensation	3,908	4,290	13,819	12,483
Change in fair value of contingent consideration	4,051	-	9,678	-
Amortization of deferred debt financing costs and accretion of discounts	756	435	1,507	1,112
Gain on disposition of businesses and assets, net	-	-	(5,562)	-
Amortization of acquired inventory revaluation	-	808	396	7,275
Changes in assets and liabilities which provided (used) cash, excluding effects from companies purchased and divested:
Accounts receivable, net	(4,385)	5,518	1,848	36,361
Inventories	(5,711)	(17,497)	(12,350)	(50,824)
Accounts payable	5,955	(18,375)	8,986	(19,916)
Accrued expenses and other	(15,580)	3,646	(70,859)	(57,361)
Net cash provided by operating activities of continuing operations	73,237	60,768	198,918	161,929
Net cash provided by (used in) operating activities of discontinued operations	378	(43)	2,974	(70)
Net cash provided by operating activities	73,615	60,725	201,892	161,859

Investing activities:
Capital expenditures	(8,991)	(7,715)	(25,311)	(17,814)
Proceeds from surrender of life insurance policies	-	757	44	757
Changes in restricted cash balances	-	-	(2,000)	59
Proceeds from disposition of businesses	-	-	21,000	-
Activity related to acquisitions and investments, net of cash and cash equivalents acquired	(61,440)	-	(71,924)	(18,735)
Net cash used in investing activities	(70,431)	(6,958)	(78,191)	(35,733)

Financing Activities:
Payments on revolving credit facility	(609,507)	(122,000)	(804,507)	(371,000)
Proceeds from revolving credit facility	135,507	163,000	375,507	347,000
Proceeds from sale of senior debt	546,190	-	546,190	-
Payments of debt issuance costs	(7,868)	-	(7,868)	-
Settlement of cash flow hedges	396	(4,258)	1,674	19,210
Net payments on other credit facilities	(282)	(1,144)	(835)	(800)
Payments for acquisition-related contingent consideration	(14)	(26)	(113)	(26)
Proceeds from issuance of common stock under stock plans	3,128	412	12,081	13,081
Purchases of common stock	(96)	(72,063)	(151,640)	(76,158)
Dividends paid	(7,658)	(7,938)	(23,131)	(23,737)
Net cash provided by (used in) financing activities	59,796	(44,017)	(52,642)	(92,430)

Effect of exchange rate changes on cash and cash equivalents	600	(6,854)	2,672	(13,451)

Net increase in cash and cash equivalents	63,580	2,896	73,731	20,245
Cash and cash equivalents at beginning of period	248,083	192,170	237,932	174,821
Cash and cash equivalents at end of period	$311,663	$195,066	$311,663	$195,066

PREPARED IN ACCORDANCE WITH GAAP

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Three Months Ended
	October 2, 2016		October 4, 2015

Adjusted revenue:
Revenue	$548.1		$563.4
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$548.2		$563.6

Adjusted gross margin:
Gross margin	$260.8	47.6%	$254.6	45.2%
Amortization of intangible assets	7.3	1.3%	10.7	1.9%
Purchase accounting adjustments	0.2	0.0%	1.0	0.2%
Adjusted gross margin	$268.3	48.9%	$266.3	47.2%

Adjusted SG&A:
SG&A	$145.8	26.6%	$147.7	26.2%
Amortization of intangible assets	(10.0)	-1.8%	(8.0)	-1.4%
Purchase accounting adjustments	(4.1)	-0.7%	(0.0)	0.0%
Acquisition and divestiture related expenses	(0.4)	-0.1%	(0.1)	0.0%
Adjusted SG&A	$131.3	23.9%	$139.6	24.8%

Adjusted R&D:
R&D	$33.2	6.1%	$31.1	5.5%
Amortization of intangible assets	(0.1)	0.0%	(0.1)	0.0%
Adjusted R&D	$33.1	6.0%	$31.0	5.5%

Adjusted operating income:
Operating income	$81.2	14.8%	$75.9	13.5%
Amortization of intangible assets	17.3	3.2%	18.8	3.3%
Purchase accounting adjustments	4.3	0.8%	1.0	0.2%
Acquisition and divestiture-related expenses	0.4	0.1%	0.1	0.0%
Restructuring and contract termination charges, net	0.6	0.1%	(0.1)	0.0%
Adjusted operating income	$103.9	18.9%	$95.7	17.0%

	PKI
	Three Months Ended
	October 2, 2016		October 4, 2015

Adjusted EPS:
GAAP EPS	$0.53		$0.48
Discontinued operations, net of income taxes	0.00		(0.00)
GAAP EPS from continuing operations	0.52		0.48
Amortization of intangible assets	0.16		0.17
Purchase accounting adjustments	0.04		0.01
Acquisition and divestiture-related expenses	0.00		0.00
Restructuring and contract termination charges	0.01		(0.00)
Tax on above items	(0.05)		(0.06)
Adjusted EPS	$0.68		$0.60

	Human Health
	Three Months Ended
	October 2, 2016		October 4, 2015

Adjusted revenue:
Revenue	$338.2		$343.6
Purchase accounting adjustments	0.2		0.2
Adjusted revenue	$338.4		$343.8

Adjusted operating income:
Operating income	$64.6	19.1%	$63.1	18.4%
Amortization of intangible assets	13.7	4.1%	15.3	4.5%
Purchase accounting adjustments	4.3	1.3%	0.2	0.1%
Acquisition and divestiture-related expenses	0.4	0.1%	0.1	0.0%
Restructuring and contract termination charges, net	0.4	0.1%	0.2	0.1%
Adjusted operating income	$83.4	24.6%	$78.9	22.9%

	Environmental Health
	Three Months Ended
	October 2, 2016		October 4, 2015

Revenue:
Revenue	$209.8		$219.8

Adjusted operating income:
Operating income	$27.7	13.2%	$22.8	10.4%
Amortization of intangible assets	3.6	1.7%	3.6	1.6%
Purchase accounting adjustments	-	0.0%	0.8	0.4%
Acquisition and divestiture-related expenses	-	0.0%	0.0	0.0%
Restructuring and contract termination charges, net	0.2	0.1%	(0.3)	-0.1%
Adjusted operating income	$31.5	15.0%	$26.9	12.2%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In millions, except per share data and percentages)	PKI
	Nine Months Ended
	October 2, 2016		October 4, 2015

Adjusted revenue:
Revenue	$1,659.4		$1,654.2
Purchase accounting adjustments	0.5		0.6
Adjusted revenue	$1,659.9		$1,654.9

Adjusted gross margin:
Gross margin	$776.2	46.8%	$742.5	44.9%
Amortization of intangible assets	24.1	1.5%	32.2	1.9%
Purchase accounting adjustments	1.0	0.1%	7.9	0.5%
Mark to market on postretirement benefits	(0.0)	0.0%	0.2	0.0%
Adjusted gross margin	$801.3	48.3%	$782.9	47.3%

Adjusted SG&A:
SG&A	$447.3	27.0%	$440.3	26.6%
Amortization of intangible assets	(30.7)	-1.8%	(26.0)	-1.6%
Purchase accounting adjustments	(9.7)	-0.6%	(0.0)	0.0%
Acquisition and divestiture-related expenses	(1.0)	-0.1%	(0.5)	0.0%
Mark to market on postretirement benefits	-	0.0%	(0.8)	-0.1%
Adjusted SG&A	$405.9	24.5%	$413.0	25.0%

Adjusted R&D:
R&D	$102.0	6.1%	$95.9	5.8%
Amortization of intangible assets	(0.5)	0.0%	(0.4)	0.0%
Adjusted R&D	$101.5	6.1%	$95.5	5.8%

Adjusted operating income:
Operating income	$221.2	13.3%	$201.4	12.2%
Amortization of intangible assets	55.3	3.3%	58.5	3.5%
Purchase accounting adjustments	10.7	0.6%	8.0	0.5%
Acquisition and divestiture-related expenses	1.0	0.1%	0.5	0.0%
Mark to market on postretirement benefits	(0.0)	0.0%	1.1	0.1%
Restructuring and contract termination charges, net	5.7	0.3%	4.8	0.3%
Adjusted operating income	$293.8	17.7%	$274.4	16.6%

	PKI
	Nine Months Ended
	October 2, 2016		October 4, 2015

Adjusted EPS:
GAAP EPS	$1.54		$1.27
Discontinued operations	0.03		(0.00)
GAAP EPS from continuing operations	1.51		1.27
Amortization of intangible assets	0.50		0.52
Purchase accounting adjustments	0.10		0.07
Acquisition and divestiture-related expenses	0.01		0.00
Gain on disposition of businesses and assets, net	(0.05)		-
Mark to market on postretirement benefits	(0.00)		0.01
Restructuring and contract termination charges	0.05		0.04
Tax on above items	(0.22)		(0.22)
Adjusted EPS	$1.90		$1.70

	PKI
			Twelve Months Ended
			January 1, 2017
Adjusted EPS:			Projected
GAAP EPS from continuing operations			$2.24 - $2.26
Amortization of intangible assets			0.67
Purchase accounting adjustments			0.10
Gain on disposition of businesses and assets, net			(0.05)
Mark to market on postretirement benefits			(0.00)
Acquisition and divestiture-related expenses			0.01
Restructuring and contract termination charges			0.05
Tax on above items			(0.27)
Adjusted EPS			$2.75 - $2.77

	Human Health
	Nine Months Ended
	October 2, 2016		October 4, 2015

Adjusted revenue:
Revenue	$1,024.2		$1,011.2
Purchase accounting adjustments	0.5		0.6
Adjusted revenue	$1,024.7		$1,011.8

Adjusted operating income:
Operating income	$176.9	17.3%	$179.6	17.8%
Amortization of intangible assets	41.1	4.0%	46.0	4.6%
Purchase accounting adjustments	10.3	1.0%	0.7	0.1%
Acquisition and divestiture-related expenses	0.9	0.1%	0.3	0.0%
Restructuring and contract termination charges, net	4.7	0.5%	2.0	0.2%
Adjusted operating income	$233.9	22.8%	$228.6	22.6%

	Environmental Health
	Nine Months Ended
	October 2, 2016		October 4, 2015

Revenue:
Revenue	$635.2		$643.1

Adjusted operating income:
Operating income	$78.9	12.4%	$53.6	8.3%
Amortization of intangible assets	14.1	2.2%	12.5	1.9%
Purchase accounting adjustments	0.4	0.1%	7.3	1.1%
Acquisition and divestiture-related expenses	0.1	0.0%	0.2	0.0%
Restructuring and contract termination charges, net	1.0	0.2%	2.8	0.4%
Adjusted operating income	$94.5	14.9%	$76.4	11.9%

(1) amounts may not sum due to rounding

PerkinElmer, Inc. and Subsidiaries
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

PKI
Three Months Ended
October 2, 2016
Organic revenue growth:
Reported revenue growth	-3%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	-1%
Organic revenue growth	-2%

Human Health
Three Months Ended
October 2, 2016
Organic revenue growth:
Reported revenue growth	-2%
Less: effect of foreign exchange rates	0%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	-2%
Organic revenue growth	0%

Environmental Health
Three Months Ended
October 2, 2016
Organic revenue growth:
Reported revenue growth	-5%
Less: effect of foreign exchange rates	-1%
Less: effect of acquisitions including purchase accounting adjustments and impact of divested businesses	1%
Organic revenue growth	-5%

(1) amounts may not sum due to rounding

Explanation of Non-GAAP Financial Measures

We report our financial results in accordance with U. S. generally accepted accounting principles (“GAAP”). However, management believes that, in order to more fully understand our short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash, non-recurring or other items, which result from facts and circumstances that vary in frequency and impact on continuing operations. Accordingly, we present non-GAAP financial measures as a supplement to the financial measures we present in accordance with GAAP. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by adjusting for certain non-cash expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management's ability to make useful forecasts. Management believes these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing our financial and operational performance and comparing this performance to our peers and competitors.

We use the term “adjusted revenue” to refer to GAAP revenue, including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We use the related term “adjusted revenue growth” to refer to the measure of comparing current period adjusted revenue with the corresponding period of the prior year.

We use the term “organic revenue” to refer to GAAP revenue, excluding the effect of foreign currency changes and acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules. We also exclude the impact of sales from divested businesses by deducting the effects of divested business revenue from the current and prior periods. We use the related term “organic revenue growth” to refer to the measure of comparing current period organic revenue with the corresponding period of the prior year.

We use the term “adjusted gross margin” to refer to GAAP gross margin, excluding amortization of intangible assets, inventory fair value adjustments related to business acquisitions, and including purchase accounting adjustments for revenue from contracts acquired in acquisitions that will not be fully recognized due to business combination accounting rules. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted gross margin percentage” to refer to adjusted gross margin as a percentage of adjusted revenue.

We use the term “adjusted SG&A expense” to refer to GAAP SG&A expense, excluding amortization of intangible assets, purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters and significant environmental charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related term “adjusted SG&A percentage” to refer to adjusted SG&A expense as a percentage of adjusted revenue.

We use the term “adjusted R&D expense” to refer to GAAP R&D expense, excluding amortization of intangible assets. We use the related term “adjusted R&D percentage” to refer to adjusted R&D expense as a percentage of adjusted revenue.

We use the term “adjusted operating income,” to refer to GAAP operating income, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We use the related terms “adjusted operating profit percentage,” “adjusted operating profit margin,” or “adjusted operating margin” to refer to adjusted operating income as a percentage of adjusted revenue.

We use the term “adjusted earnings per share,” or “adjusted EPS,” to refer to GAAP earnings per share, including revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules, and excluding discontinued operations, amortization of intangible assets, other purchase accounting adjustments, acquisition and divestiture-related expenses, significant litigation matters, significant environmental charges, gain on disposition of businesses and assets, net, and restructuring and contract termination charges. We also exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measure. We also adjust for any tax impact related to the above items.

Management includes or excludes the effect of each of the items identified below in the applicable non-GAAP financial measure referenced above for the reasons set forth below with respect to that item:

  Amortization of intangible assets— purchased intangible assets are amortized over their estimated useful lives and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of our ongoing operations for the period in which such charges are incurred.
  Revenue from contracts acquired in acquisitions that will not be fully recognized due to accounting rules—accounting rules require us to account for the fair value of revenue from contracts assumed in connection with our acquisitions. As a result, our GAAP results reflect the fair value of those revenues, which is not the same as the revenue that otherwise would have been recorded by the acquired entity. We include such revenue in our non-GAAP measures because we believe the fair value of such revenue does not accurately reflect the performance of our ongoing operations for the period in which such revenue is recorded.
  Other purchase accounting adjustments—accounting rules require us to adjust various balance sheet accounts, including inventory and deferred rent balances to fair value at the time of the acquisition. As a result, the expenses for these items in our GAAP results are not the same as what would have been recorded by the acquired entity. Accounting rules also require us to estimate the fair value of contingent consideration at the time of the acquisition, and any subsequent changes to the estimate or payment of the contingent consideration and purchase accounting adjustments are charged to expense or income. We exclude the impact of any changes to contingent consideration from our non-GAAP measures because we believe these expenses or benefits do not accurately reflect the performance of our ongoing operations for the period in which such expenses or benefits are recorded.
  Acquisition and divestiture-related expenses—we incur legal, due diligence, and other costs related to acquisitions and divestitures. We exclude these expenses from our non-GAAP measures because we believe they do not reflect the performance of our ongoing operations.
  Restructuring and contract termination charges—restructuring and contract termination expenses consist of employee severance and other exit costs as well as the cost of terminating certain lease agreements or contracts. Management does not believe such costs accurately reflect the performance of our ongoing operations for the period in which such costs are reported.
  Adjustments for mark-to-market accounting on post-retirement benefits—we exclude adjustments for mark-to-market accounting on post-retirement benefits, therefore only our projected costs have been used to calculate our non-GAAP measures. We exclude these adjustments because they do not represent what we believe our investors consider to be costs of producing our products, investments in technology and production, and costs to support our internal operating structure.
  Significant litigation matters—we incurred expenses related to significant litigation matters. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Significant environmental charges—we incurred expenses related to significant environmental charges. Management does not believe such charges accurately reflect the performance of our ongoing operations for the periods in which such charges were incurred.
  Gain on disposition of businesses and assets, net—we exclude the impact of gains or losses from the disposition of businesses and assets from our adjusted earnings per share. Management does not believe such gains or losses accurately reflect the performance of our ongoing operations for the period in which such gains or losses are reported.
  Impact of foreign currency changes on the current period—we exclude the impact of foreign currency from these measures by using the prior period’s foreign currency exchange rates for the current period because foreign currency exchange rates are subject to volatility and can obscure underlying trends.

The tax effect for discontinued operations is calculated based on the authoritative guidance in the Financial Accounting Standards Board’s Accounting Standards Codification 740, Income Taxes. The tax effect for amortization of intangible assets, inventory fair value adjustments related to business acquisitions, changes to the fair values assigned to contingent consideration, other costs related to business acquisitions and divestitures, significant litigation matters, significant environmental charges, adjustments for mark-to-market accounting on post-retirement benefits, gain on disposition of businesses and assets, restructuring and contract termination charges, and the revenue from contracts acquired with various acquisitions is calculated based on operational results and applicable jurisdictional law, which contemplates tax rates currently in effect to determine our tax provision. The tax effect for the impact from foreign currency exchange rates on the current period is calculated based on the average rate currently in effect to determine our tax provision.

The non-GAAP financial measures described above are not meant to be considered superior to, or a substitute for, our financial statements prepared in accordance with GAAP. There are material limitations associated with non-GAAP financial measures because they exclude charges that have an effect on our reported results and, therefore, should not be relied upon as the sole financial measures by which to evaluate our financial results. Management compensates and believes that investors should compensate for these limitations by viewing the non-GAAP financial measures in conjunction with the GAAP financial measures. In addition, the non-GAAP financial measures included in this earnings announcement may be different from, and therefore may not be comparable to, similar measures used by other companies.

Each of the non-GAAP financial measures listed above is also used by our management to evaluate our operating performance, communicate our financial results to our Board of Directors, benchmark our results against our historical performance and the performance of our peers, evaluate investment opportunities including acquisitions and discontinued operations, and determine the bonus payments for senior management and employees.

CONTACT:
PerkinElmer, Inc.
Investor Relations:
Tommy J. Thomas, CPA, 781-663-5889
tommy.thomas@perkinelmer.com
or
Media Contact:
Fara Goldberg, 781-663-5699
fara.goldberg@perkinelmer.com